Exhibit 99.1

Safeguard Scientifics Announces Third Quarter 2008 Financial Results

Consolidated Revenue Increases 59%; Aggregate Revenue Above Plan; Safeguard Adds New Technology Partner Company

Live Webcast at 9:00am ET at www.safeguard.com/earnings

WAYNE, Pa.--(BUSINESS WIRE)--October 31, 2008--Safeguard Scientifics, Inc. (NYSE: SFE), a holding company that builds value in growth-stage life sciences and technology companies, today announced its financial results for the third quarter 2008. Safeguard reported consolidated revenue of $19.0 million for the third quarter, a 59% increase as compared to $11.9 million for the third quarter 2007, excluding discontinued operations. Safeguard's consolidated net loss for the third quarter was $4.1 million, compared to a net loss of $15.6 million for the third quarter 2007, excluding discontinued operations. Discontinued operations are comprised of results from Safeguard’s recently sold majority-held partner companies Acsis, Inc., Alliance Consulting Group Associates, Inc. and Laureate Pharma, Inc.

Peter J. Boni, President and Chief Executive Officer of Safeguard said, “Safeguard and our partner companies achieved impressive milestones during the third quarter. Despite the challenging macroeconomic backdrop, we continue to identify exciting partnering opportunities. During the third quarter, Swaptree joined our technology group, with Safeguard leading a $3.4 million Series C financing round. We also deployed $3.0 million in a new, yet-to-be announced Life Sciences partner company.”

Boni continued, “Momentum at our partner companies carried throughout the third quarter. We continue to partner with our entrepreneurs, build value and help them to realize the value in their companies, despite the economic volatility. Therefore, we are updating our prior aggregate partner company revenue (consolidated and non-consolidated) outlook for 2008 to be between $155 million and $165 million compared to a range of $135 million to $150 million previously provided.” Note that both prior and updated guidance have been adjusted to remove in its entirety the revenue associated with NextPoint Networks given its recent merger with GENBAND.

Stephen T. Zarrilli, Senior Vice President and Chief Financial Officer said, “We are able to take advantage of the volatility in the market in a very positive fashion. Our prudent use of cash allows Safeguard to continue to invest in exciting opportunities while improving our own balance sheet at this time. During the third quarter, Safeguard repurchased $38 million in face amount of our convertible debentures for $30 million, a 21% discount from face value. This transaction resulted in an approximate gain of $7.6 million. During the second quarter, the company also repurchased 813,300 common shares at an average price of $1.30 per share.”

LIFE SCIENCES PARTNER COMPANIES THIRD QUARTER HIGHLIGHTS

MAJORITY HOLDING

Clarient, Inc. (Nasdaq: CLRT), a premier diagnostics services resource for pathologists, oncologists and the pharmaceutical industry, continues to deliver robust year-over-year growth, having reported its 17th quarter of sequential revenue growth. Third quarter revenue was $19.0 million, an increase of 59% from the prior year. For the first time, Clarient reported positive earnings before interest and taxes (EBIT) in the third quarter, and reported positive earnings before interest, taxes, depreciation, amortization and stock-based compensation (adjusted EBITDA) for a third consecutive quarter. Recently, the company entered into a consulting and training agreement with the University of Pennsylvania School of Medicine. Clarient also announced a five-year strategic partnership with Definiens under which the two companies will collaborate to develop and commercialize tools that will help to evaluate quantitative biomarkers that indicate cancer treatment response to targeted therapies. Safeguard’s 58% ownership position in Clarient had a market value of $67.3 million as of October 30, 2008.

MINORITY HOLDINGS

Advanced BioHealing, Inc. (ABH), a leader in the science of regenerative medicine, increased revenues 62% year-over-year and the company also expects to meet several operational milestones during 2008. ABH’s FDA-approved Dermagraft™ for diabetic foot ulcers is in strong demand, which is being served by an expanded sales force. Safeguard deployed $10.8 million of capital in ABH in February and May 2007 and has a 28% ownership position.

Alverix, Inc. is an optoelectronics company that is developing portable medical diagnostic instruments in cooperation with leading point-of-care (POC) diagnostics companies. Alverix’s devices enable central laboratory quality results to be achieved in the physician offices, laboratory outreach locations, retail clinics and homes where test information is critical to patient care. The company is now under the leadership of CEO James D. Merselis. Safeguard deployed $3.9 million of capital in Alverix in October 2007 and August 2008 and has a 50% ownership position.

Avid Radiopharmaceuticals, Inc., is a leader in the development of molecular imaging products for neurodegenerative diseases. Avid’s amyloid imaging compound, 18F-AV-45 (AV-45) is in Phase II and is well positioned to enter late stage development following recent input from the FDA Advisory Committee. Avid’s AV-45 was the first amyloid imaging compound to enter multi-center Phase II clinical studies in the United States and has now been studied in over 250 people, ranging from cognitively normal individuals to those with Alzheimer’s disease. Avid is currently conducting clinical trials at over 25 research centers across the United States and anticipates initiating Phase III trials in early 2009. In addition, AV-45 is being used in a Phase III trial sponsored by Eli Lilly for an Alzheimer’s therapeutic. The company’s AV-133 Parkinson’s disease imaging products are in Phase I clinical trials and is anticipated to enter Phase II shortly. Safeguard deployed $7.3 million of capital in Avid in May 2007 and has a 14% ownership position.

Cellumen, Inc., a discovery toxicology company, announced that it has closed several collaborative deals with major global pharmaceutical companies, including Eli Lilly and Company and Mitsubishi Tanabe Pharma Corporation. Through these partnerships, Cellumen will apply its innovative and proven CellCiphr® Discovery Toxicology profiling services to the early identification of toxic compounds with unprecedented precision. Although revenue development is progressing slower than originally anticipated, Cellumen has built a large backlog of big pharma and leading biotech customers. Safeguard deployed $6 million of capital in Cellumen in June 2007 and has a 41% ownership position.

NuPathe, Inc., which specializes in the development of therapeutics for the treatment of neurological and psychiatric disorders including migraine and Parkinson’s disease, anticipates initiating Phase III trials for its NP101 SmartRelief™ transdermal patch for the relief of migraines, a condition suffered by an estimated 26 million people annually in the United States. Development continues for NuPathe’s NP201, a novel approach to the treatment of Parkinsons’s disease with pre-clinical proof-of-concept studies under way. Safeguard deployed capital in NuPathe in several fundings since September 2006, totaling $9.3 million and has a 23% ownership position.

Rubicor Medical, Inc. is a medical device company focusing on the development and commercialization of minimally invasive breast biopsy and tissue removal technologies. The company is currently undertaking a search for a new Chief Executive Officer. Further, the company is exploring the possibilities of raising additional funding and operating activities have been suspended until additional capital is secured. Safeguard deployed $20 million of capital in Rubicor in August 2006 and has a 36% ownership position.

TECHNOLOGY PARTNER COMPANIES THIRD QUARTER HIGHLIGHTS

MINORITY HOLDINGS

Advantedge Healthcare Solutions, Inc. (AHS) is a technology-based services provider of medical billing solutions to physician groups using its proprietary software. AHS continues to grow while making productivity improvements, and additional opportunities to enhance scale are being pursued. Safeguard deployed $9 million of capital in AHS in November 2006 and May 2008 and has a 38% ownership position.

Authentium, Inc., a leading developer of security software-as-a-service technologies and systems that enable financial institutions to protect consumer data, continues to actively market its new SafeCentral™ active desktop agent to large banks and financial institutions. SafeCentral has received a number of positive product reviews, including a recent review by PC Magazine. At the same time, Authentium’s core security business is stable. Management is in the process of developing new relationships to spur additional channel revenue opportunities. Safeguard deployed $9.3 million of capital in Authentium in April 2006, June 2007 and July 2008 and has a 20% ownership position.

Beyond.com, Inc. is the world’s largest network of online niche career communities. Beyond.com continues to grow revenues and increase market share in the on-line jobs search market, and maintains its solid position with long-term growth drivers firmly intact. Safeguard deployed $13.5 million of capital in Beyond.com in March 2007 and has a 37% ownership position.

Bridgevine, Inc. is the leading internet advertising platform for purchasing digital services and products such as high speed internet, digital phone, VoIP, digital TV and music. Bridgevine may experience a near term slowing of revenue growth during this period of economic uncertainty for consumers. Alternatively, the company is leveraging its new proprietary technology platform to offer more products and services from its growing base of participating merchants, which now totals 117. Safeguard deployed $8 million of capital in Bridgevine in August 2007 and has a 21% ownership position.

GENBAND, a market-leading developer of next-generation IP infrastructure solutions, merged with NextPoint Networks, Inc. in September 2008, which was formed through the merger of Safeguard’s partner company NexTone Communications and Reef Point Systems. GENBAND targets an approximate $12 billion market and will benefit from its aggressive product development path aimed at the integration of emerging technologies like security, control and packet inspection. Safeguard has a 2.3% ownership position in GENBAND.

Kadoo, Inc., which had been in stealth mode, launched in September at DEMO 2008, a leading conference showcase for emerging technology companies. Kadoo is building the world's first Social Information Management System (SIMS), a suite of software that aggregates and intelligently integrates Web Applications with Content Management and Social Networking capabilities. Safeguard deployed $2.2 million in Kadoo in August 2007 and has a 14% ownership position.

Portico Systems, Inc. offers software and services to health plans to help them unlock the value of Provider Network Management. Portico continues to execute to plan and is on track for solid organic growth this year. Recently, Portico announced it has acquired Ethidium Health Systems. The deal positions Portico at the forefront of emerging medical home and pay-for-performance initiatives and significantly expands its industry leading Integrated Provider Management platform. Safeguard deployed $8.8 million of capital in Portico in August 2006 and February 2008. Safeguard has a 47% ownership position.

Swaptree, Inc., an on-line platform for trading books, CDs, DVDs and video games, joined Safeguard as a partner company in September 2008. Swaptree’s innovative model has gained significant media attention as its user base and unique visitors have grown more than 300% since capital deployment. Safeguard deployed $3.4 million of capital in Swaptree in July 2008 and has a 29% ownership position.

OUTLOOK

Safeguard updates prior expectations for total aggregate revenue of its partner companies as of September 30, 2008 to be between $155 million and $165 million for the calendar year 2008. Aggregate revenue includes life sciences partner companies Advanced BioHealing, Alverix, Avid Radiopharmaceuticals, Cellumen, Clarient, NuPathe and Rubicor Medical; and technology partner companies Advantedge Healthcare Solutions, Authentium, Beyond.com, Bridgevine and Portico Systems. Note that aggregate revenue guidance has been adjusted to remove in its entirety the revenue associated with NextPoint Networks given its recent merger with GENBAND and excludes our recently added partner company Swaptree. Safeguard’s original guidance at the beginning of the year, excluding NextPoint, would have been $135 million to $150 million.

SAFEGUARD SCIENTIFICS THIRD QUARTER 2008 EARNINGS CALL
Please call at least 10 minutes prior to call to register.

Date: Friday, October 31, 2008

Time: 9:00am ET

Webcast: www.safeguard.com/earnings

Call-in Number: 877-407-8035
(International) + 201-689-8035

Replay Number: 877-660-6853
(International) + 201-612-7415

Replay Access Codes: Account# 286 - Conference ID# 300576
Both access codes are required for playback.
Replay available through November 14, 2008 at 11:59pm ET

Podcast: www.safeguard.com/podcast
Available approximately 24 hours following the conclusion of the earnings call

Speakers: President and CEO Peter J. Boni; Senior Vice President and CFO Stephen T. Zarrilli

Format: Discussion of third quarter 2008 financial results followed by Q&A.

UPCOMING EVENTS

  AeA Classic Financial Conference - Safeguard Scientifics is presenting at the 2008 AeA 38th Annual Classic Financial Conference on Tuesday, November 4, 2008 and Wednesday, November 5, 2008 in San Diego. The presentation will be webcast at www.safeguard.com/AeA.
  Wall Street Analyst Forum Conference - Safeguard Scientifics is presenting at the Wall Street Analyst Forums’ 19th Annual Institutional Investor Conference on Monday, November 17, 2008 in New York City.

For more information please contact IR@safeguard.com.

About Safeguard Scientifics

Founded in 1953 and based in Wayne, PA, Safeguard Scientifics, Inc. (NYSE: SFE) provides growth capital for entrepreneurial and innovative technology and life sciences companies. Safeguard targets technology companies in Software as a Service (SaaS) / Internet-based Businesses, Technology-Enabled Services and Vertical Software Solutions, and life sciences companies in Molecular and Point-of-Care Diagnostics, Medical Devices and Specialty Pharmaceuticals with capital requirements between $5 and $50 million. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. www.safeguard.com

Forward-looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations and legal liabilities, additional financing requirements, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company's filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

Safeguard Scientifics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2008	2007

Assets
Cash and cash equivalents and marketable securities - Parent	$107,107	$95,275
Cash and cash equivalents - Consolidated Partner Company	1,870	1,516
Other current assets	27,944	38,706
Assets held for sale	-	1,465
Current assets of discontinued operations	-	32,867
Total current assets	136,921	169,829
Ownership interests in and advances to companies	91,038	90,038
Goodwill, net	12,729	12,729
Other	13,759	18,346
Non-current assets of discontinued operations	-	99,420
Total Assets	$254,447	$390,362

Liabilities and Shareholders' Equity
Lines of credit	$14,384	$13,997
Other current liabilities	16,125	25,781
Current liabilities of discontinued operations	-	50,132
Total current liabilities	30,509	89,910
Other long-term liabilities	9,834	12,313
Convertible senior debentures	91,000	129,000
Non-current liabilities of discontinued operations	-	5,916
Redeemable consolidated partner company stock-based compensation	-	84
Total shareholders' equity	123,104	153,139
Total Liabilities and Shareholders' Equity	$254,447	$390,362

Certain prior year amounts have been reclassified to conform to the current year presentation.

Safeguard Scientifics, Inc.
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Revenue	$18,997	$11,936	$51,799	$30,638
Operating expenses	23,050	20,380	67,179	56,887
Operating loss	(4,053)	(8,444)	(15,380)	(26,249)
Other income, net interest, equity loss and minority interest	(39)	(7,178)	(8,029)	(9,021)

Net loss from continuing operations before income taxes	(4,092)	(15,622)	(23,409)	(35,270)
Income tax benefit	30	-	26	696
Net loss from continuing operations	(4,062)	(15,622)	(23,383)	(34,574)
Loss from discontinued operations, net of tax	(1,136)	(8,738)	(9,236)	(15,777)

Net loss	$(5,198)	$(24,360)	$(32,619)	$(50,351)

Basic and diluted net loss per share:
Net loss from continuing operations	$(0.03)	$(0.13)	$(0.19)	$(0.28)
Net loss from discontinued operations	(0.01)	(0.07)	(0.08)	(0.13)

Net loss per share	$(0.04)	$(0.20)	$(0.27)	$(0.41)

Weighted average shares outstanding
Basic and Diluted	122,605	122,440	122,902	122,299

Safeguard Scientifics, Inc.
Results of Segment Operations from Continuing Operations
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Revenue
Clarient	$18,997	$11,936	$51,799	$30,638
Life Sciences	-	-	-	-
Technology	-	-	-	-
Total Segment Results	$18,997	$11,936	$51,799	$30,638

Operating Income (loss) from Continuing Operations (a)
Clarient	$157	$(2,574)	$(1,756)	$(8,640)
Life Sciences	-	-	-	-
Technology	-	-	-	-
Total Segment Results	157	(2,574)	(1,756)	(8,640)
Other Items (c)	(4,210)	(5,870)	(13,624)	(17,609)
	$(4,053)	$(8,444)	$(15,380)	$(26,249)

Safeguard Share of Net Income (loss) from Continuing Operations (b)
Clarient	$889	$(1,633)	$686	$(5,356)
Life Sciences	(6,326)	(7,553)	(14,275)	(11,673)
Technology	(1,968)	(1,333)	(5,882)	(3,642)
Total Segment Results	(7,405)	(10,519)	(19,471)	(20,671)
Other Items (c)	3,343	(5,103)	(3,912)	(13,903)

Net Loss from Continuing Operations	$(4,062)	$(15,622)	$(23,383)	$(34,574)

(a) Operating Income (loss) from Continuing Operations represents the revenue less operating expenses of each segment, and excludes any allocation to minority interest.

(b) Safeguard Share of Net Income (loss) from Continuing Operations includes the net results of each segment, including interest, adjusted for any amount allocated to minority interest.

(c) Other Items includes corporate expenses, income taxes, and private equity fund activity.

Safeguard Scientifics, Inc.
Partner Company Financial Data
(in thousands)

Additional Financial Information

To assist investors in understanding Safeguard and our partner companies, we are providing additional financial information on our partner companies, including carrying value by majority partner company, as well as aggregate cost and carrying value for all of our minority partner companies and other holdings. Carrying value of a partner company represents the original acquisition cost and any follow-on funding, plus or minus our share of the earnings or losses of each company, reduced by any impairment charges. The carrying value and cost data reflect our percentage holdings in the partner companies.

				September 30,
				2008
Safeguard Carrying Value by Majority Partner Company
Clarient				$17,336

				Carrying Value	Cost
Safeguard Carrying Value and Cost
Minority Partner Companies				$82,742	$136,501
Other holdings				8,296	35,568
				$91,038	$172,069

Total Carrying Value				$108,374

Results of Discontinued Operations:

	Three Months Ended September 30, 2008
						Total
				Pacific Title		Discontinued
				& Art Studio		Operations
Revenue				$-		$-
Net loss				(1,136)		(1,136)

	Three Months Ended September 30, 2007
					Clarient	Total
		Alliance	Laureate	Pacific Title	Technology	Discontinued
	Acsis	Consulting	Pharma	& Art Studio	Group	Operations
Revenue	$4,848	$21,674	$7,167	$-	$60	$33,749
Net income (loss)	(1,959)	(6,410)	(441)	(19)	91	(8,738)

	Nine Months Ended September 30, 2008
						Total
		Alliance	Laureate	Pacific Title		Discontinued
	Acsis	Consulting	Pharma	& Art Studio	Mantas	Operations
Revenue	$8,198	$29,317	$8,197	$-	$-	$45,712
Net income (loss)	(2,030)	(18,897)	13,171	(1,594)	114	(9,236)

	Nine Months Ended September 30, 2007
					Clarient	Total
		Alliance	Laureate	Pacific Title	Technology	Discontinued
	Acsis	Consulting	Pharma	& Art Studio	Group	Operations
Revenue	$14,203	$64,524	$19,010	$6,522	$864	$105,123
Net income (loss)	(6,826)	(9,506)	(2,777)	2,660	672	(15,777)

Safeguard Scientifics, Inc.
Partner Company Financial Data (Continued)
(in thousands)

Clarient reported positive adjusted earnings before interest expense, income taxes, depreciation and amortization and stock-based compensation ("Adjusted EBITDA") for the three and nine months ended September 30, 2008. We believe that Adjusted EBITDA represents a useful measure of assessing the performance of Clarient, as it reflects its business momentum without the impact of certain non-cash items. Adjusted EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, nor as an alternative to net income as an indicator of operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles (GAAP). Safeguard is providing this financial information to enhance understanding of the Clarient segment within Safeguard’s GAAP consolidated financial statements and it should be considered by investors in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Below is a reconciliation of Adjusted EBITDA to net income from continuing operations before income taxes for Clarient.

Three Months Ended
September 30, 2008
Adjusted EBITDA for Clarient
Net Income from continuing operations before income taxes	$889
Add (net of minority interest):
Interest expense, net	114
Depreciation and amortization	575
Stock-based compensation	140
Adjusted EBITDA	$1,718

Nine Months Ended
September 30, 2008
Adjusted EBITDA for Clarient
Net income from continuing operations before income taxes	$686
Add (net of minority interest):
Interest expense, net	375
Depreciation and amortization	1,692
Stock-based compensation	832
Adjusted EBITDA	$3,585

CONTACT:
Safeguard Scientifics, Inc.
John E. Shave, 610-293-0600
Vice President, Investor Relations
and Corporate Communications